                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              KEY TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                              [KEY TECHNOLOGY LOGO]


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362
                               -------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 4, 1998
                               -------------------

To Our Shareholders:

        The Annual Meeting of Shareholders of Key Technology, Inc. (the "Company") will be held at 8:00 A.M. on February 4, 1998 at the offices of the Company, 150 Avery Street, Walla Walla, Washington 99362, for the following purposes:

               1.     To elect two directors of the Company;

               2.     To ratify the selection of auditors for fiscal 1998; and

               3. To transact such other business as may properly come before the meeting.

        Only holders of the Company's Common Stock at the close of business on December 4, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                    By Order of the Board of Directors
                                    /s/ GORDON WICHER
                                    Gordon Wicher
                                    Secretary


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.


Walla Walla, Washington
January 5, 1998

                              [KEY TECHNOLOGY LOGO]


                                150 AVERY STREET
                          WALLA WALLA, WASHINGTON 99362
                               -------------------

                                 PROXY STATEMENT
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                               -------------------

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Key Technology, Inc. (the "Company") of proxies to be voted at the 1998 Annual Meeting of Shareholders of the Company to be held at 8:00 A.M. on February 4, 1998 at the Company's executive offices located at 150 Avery Street, Walla Walla, Washington 99362, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for the election of the directors, for ratification of the selection of auditors, and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Allen Nelson & Company, Incorporated for a fee of $1,500.00 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 5, 1998.


                                     VOTING

        Holders of record of the Company's Common Stock on December 4, 1997 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 4,687,671 shares of Common Stock outstanding and entitled to vote, and a majority, or 2,343,836 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on the election of each director and on any other matter that may properly come before the meeting. Shareholders are not entitled to cumulative voting in the election of either director.

                                     ITEM 1
                              ELECTION OF DIRECTORS

        The Board of Directors is comprised of six directors. The directors are divided into three classes, each of which is comprised of two directors. One class is elected each year for a three-year term. The two nominees for election as directors at this year's Annual Meeting, to serve until the Annual Meeting of Shareholders in 2001, or until their respective successors are elected and qualified, are John E. Pelo and Peter H. van Oppen. They will replace James H. Stanton and Glenn A. Waller whose terms expire in 1998. Messrs. Stanton and Waller will continue in their roles as key management employees of the Company. Directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. As with all matters to be voted upon, abstentions will be counted toward the quorum requirement for the meeting but will not be counted for or against any proposal, and broker non-votes will be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.

        If either nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. PELO AND VAN OPPEN.

        The following table sets forth certain information about each nominee for election to the Company's Board of Directors, each continuing director and each executive officer who is not also a director. Stock ownership information is shown elsewhere in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management and is based upon information furnished by the respective individuals. The table sets forth the following, as of December 4, 1997: (i) age; (ii) all positions and offices held with the Company; (iii) the period of time served as a director or officer of the Company; and (iv) the expiration of his current term as a director of the Company.

                                                                 HAS BEEN
                                                                A DIRECTOR    EXPIRATION
                                                                OR OFFICER    OF CURRENT
          NAME              AGE            POSITIONS               SINCE         TERM
-------------------------- ------ ----------------------------- ------------ --------------
NOMINEES FOR ELECTION
John E. Pelo                42    Director                           -           2001
Peter H. van Oppen          45    Director                           -           2001

                                                                 HAS BEEN
                                                                A DIRECTOR    EXPIRATION
                                                                OR OFFICER    OF CURRENT
          NAME              AGE            POSITIONS               SINCE         TERM
-------------------------- ------ ----------------------------- ------------ --------------
DIRECTORS CONTINUING IN
OFFICE
Thomas C. Madsen            50    President, Chief Executive       1982           1999
                                  Officer and Director

Gordon Wicher+              51    Vice President-General           1982           1999
                                  Manager of Specialized
                                  Conveying Systems,
                                  Secretary and Director

Harold R. Frank+*           73    Chairman of the Board and        1983          2000
                                  Director

Edfred L. Shannon, Jr.+*    71    Director                         1983          2000


ADDITIONAL OFFICERS

James H. Stanton            53    Vice President-Corporate         1982          1998
                                  Accounts and Director

Glenn A. Waller             52    Vice President- Western          1982          1998
                                  Region Sales and Director

Steven D. Evans             50    Chief Financial Officer and      1991
                                  Vice President-Finance and
                                  Administration

Gary W. Kanegis             51    Vice President-Sales             1991

Vernon L. Perry             63    Vice President-Quality           1991
                                  Assurance

Richard J. Hebel            46    Vice President-Corporate         1993
                                  Marketing and Business
                                  Development

Scott L. Mathews            40    Vice President-General           1996
                                  Manager of Automated
                                  Inspection Systems

+ Member of the Audit Committee
* Member of the Compensation Committee

                              -------------------

        Mr. Frank, a founder of the Company, has been Chairman of the Company and a director since 1983. Mr. Frank is Chairman Emeritus and a director of Applied Magnetics Corporation, a producer of magnetic recording heads for the computer industry. He served as Chairman of Applied Magnetics Corporation from 1957 until 1995. Mr. Frank is also a director of Circon Corporation, a medical instruments company.

        Mr. Shannon, a founder of the Company, has served as a director of the Company since 1983. He is currently a private investor. Mr. Shannon joined Santa Fe International Corporation, an oil drilling and exploration company in 1953, and was President and Chief Executive Officer of Santa Fe International Corporation from 1963 to 1991. He served as non-executive Chairman from 1991 to 1993. Mr. Shannon is also a director of Edison International.

        Mr. Madsen, a founder of the Company, has been President and Chief Executive Officer of the Company and a director since 1982. He served in various executive capacities with the Company's predecessor from 1972, including President from 1980 to 1983, Vice President of Operations from 1979 to 1980 and Vice President of Engineering from 1975 to 1979.

        Mr. Wicher, a founder of the Company, has been Secretary and a director since 1982. In 1996 he became Vice President-General Manager of Specialized Conveying Systems. He served as Chief Financial Officer from 1983 to 1994, and as Vice President of Manufacturing from 1991 to 1996. Mr. Wicher served as Controller of the Company's predecessor from 1980 to 1983 and served from 1977 to 1980 as Controller of the telecommunications division of California Microwave, a communications equipment manufacturer.

        Mr. Pelo is currently a nominee for the position of director on the board of the Company. He is President and Chief Executive Officer of Swire Pacific Holdings, Inc., a subsidiary of Swire Pacific Ltd., Hong Kong. Swire Pacific Ltd. is a diversified holding company with real estate, shipping, airline, trading, insurance, and soft drink interests in Asia and North America. Mr. Pelo has served as President and CEO of Swire Pacific Holdings, Inc. since 1996. Between 1984 and 1996, he served as General Manager of one of Swire's soft drink operations in the U.S. From 1979 to 1984, he was a manager in the accounting practice of Price Waterhouse in Seattle. Mr. Pelo serves on the board of directors of the Utah Manufacturers Association, the Coca-Cola Bottlers Association, and the National Soft Drink Association. He is also on the Board of Trustees of the Washington State University Foundation and is a member of the American Institute of Certified Public Accountants. He holds a business degree from Washington State University.

        Mr. van Oppen is also a nominee for the position of director on the board of the Company. He is Chairman and Chief Executive Officer of Advanced Digital Information Corporation (ADIC), a publicly held leading supplier of automated tape storage libraries for client server networks. Mr. van Oppen has been on the board of ADIC since 1986, and has served as chairman since 1994 when ADIC was acquired by Interpoint Corporation. Between 1985 and 1996, he served in several capacities at Interpoint, including Chairman, President and Chief Executive Officer. Prior to joining Interpoint, he served as Vice President-International for Advanced Technology Labs, a medical products company, and later spent three years in venture capital. From 1976 to 1980, he was a manager with the consulting practices of Price Waterhouse in Seattle and New York, and with Bain & Company in Boston and London. Mr. van Oppen is also a director of Seattle Filmworks, Inc. and serves on the Board of Overseers at Whitman College. He holds a BA degree from Whitman College and an MBA from Harvard University.

        Mr. Stanton, a founder of the Company, has been Vice President of Corporate Accounts since 1997. He was Vice President-Product Management, Specialized Conveying Systems from 1994 to 1997, and was a director from 1982 to 1998. He served as the Company's Vice President of Corporate Accounts from 1992 to 1994, and as Vice President of International Marketing from 1983 to 1992. Mr. Stanton served in various capacities with the Company's predecessor from 1972, including General Sales Manager from 1980 to 1983 and International Manager from 1977 to 1980.

        Mr. Waller, a founder of the Company, has served as Vice President of Western Region Sales since 1992 and was a director from 1982 to 1998. He served as Vice President/Manager of Optical Products Marketing and Sales from 1990 to 1992 and as Vice President/Product Engineering Manager from 1986 to 1990. He was Vice President of Engineering from 1983 to 1986. Mr. Waller served in various engineering management capacities with the Company's predecessor from 1972 to 1983.

        Mr. Evans has served as Chief Financial Officer since 1994, and has been Vice President of Finance and Administration since joining the Company in 1991. From 1988 until 1990 he was employed as Vice President of Finance and Chief Financial Officer by NeuroCom International, Inc., a medical equipment manufacturer, and from 1986 until 1988, he served as Corporate Controller of Synektron Corp., a disk drive component manufacturer.

        Mr. Kanegis joined the Company in 1985 and served as Director of Optical Products until 1987. He was Director of Eastern Regional Sales from 1987 to 1991. He served as Vice President of Sales and Service from 1991 to 1997 and is currently Vice President of Sales. From 1979 to 1985, Mr. Kanegis was Vice President of Marketing of Spectron Engineering, a manufacturer of electro-optical instruments and machine vision systems for inspection of manufactured goods.

        Mr. Perry has served as Vice President of Quality Assurance since 1991. He was the Company's Director of Quality Control from 1988 to 1991 and its Director of Customer Service/Quality Assurance from 1983 until 1988. He served as Director of Research and Development for the Company's predecessor from 1975 to 1982 and as its Product Sales Manager from 1982 to 1983.

        Mr. Hebel joined the Company in 1993 as Vice President of Marketing, and is currently Vice President of Corporate Marketing and Business Development. From 1992 to 1993, he was a management consultant with Integral Management Resources, providing consulting services on marketing and strategic planning to food processing and packaging equipment companies. From 1988 to 1992, he served as Director of Marketing for INEX Vision Systems, a manufacturer of automated visual inspection systems.

        Mr. Mathews joined the Company in 1996 as Vice President-General Manager of Automated Inspection Systems. From 1982 to 1996, he worked for General Electric Medical Systems in several sales and marketing management capacities. Most recently, 1994 to 1996, he served as General Manager of Global Positron Emission Tomography, a business division of General Electric.

-------------------

        During the fiscal year ended September 30, 1997, the Board of Directors held four meetings. Each director attended all of the meetings of the Board of Directors.

        The Audit Committee consists of Messrs. Frank, Shannon and Wicher. The function of the Audit Committee is to recommend to the Board of Directors the appointment of the Company's independent public accountants, to review and approve the scope of the yearly audit and proposed budget for audit fees, to review the Company's internal controls and to consult with, and review recommendations made by, the accounting firm with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met twice during fiscal 1997 and all members attended.

        The Compensation Committee consists of Messrs. Frank and Shannon. Mr. Madsen participates in meetings as an ex officio member. The Compensation Committee considers recommendations of the Company's management regarding the compensation of the senior executives of the Company, considers management's proposals regarding stock incentive grants and their consistency with policies established by the Board of Directors and administers the Company's 1996 Employees' Stock Option Plan. The Compensation Committee met twice during fiscal 1997 and all members attended.

        The Board of Directors does not have a standing nominating committee.

COMPENSATION OF DIRECTORS

        Members of the Board of Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company were paid a fee of $1,250 per quarter, plus reimbursement of expenses.

                               -------------------


                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

        The following table sets forth, for the fiscal years ended September 30, 1995, 1996 and 1997, compensation information with respect to the Company's (a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers, based on the salary and bonus earned during fiscal 1997.


                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                    LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                      ------------------------------------------------------
           (a)                        (b)       (c)          (d)         (e)        (f)            (g)
                                                                                  SECURITIES
                                                                                  UNDERLYING
                                                                     OTHER ANNUAL  OPTIONS/     ALL OTHER
   NAME AND PRINCIPAL                          SALARY       BONUS    COMPENSATION    SARS      COMPENSATION
        POSITION                      YEAR       (1)         ($)         ($)         (#)           ($)
-----------------------------------------------------------------------------------------------------------
Thomas C. Madsen                      1997     250,294         101        *        20,000         20,566
  President and Chief                 1996     227,866     100,101        *        25,000         15,879
  Executive Officer                   1995     210,500      85,101        *         8,000          5,636

Gordon Wicher                         1997     160,102         101        *        15,000         17,907(3)
  Vice President-General Manager,     1996     135,720      40,101        *        15,000         14,521(3)
  Specialized Conveying Systems       1995     120,106      35,101        *         5,000          3,559

                                                                     (continued)

           (a)                           (b)        (c)             (d)          (e)         (f)              (g)
--------------------------------------------------------------------------------------------------------------------
Scott L. Mathews                         1997     158,178            101        34,920      15,000          1,146(5)
    Vice President-General Manager,      1996      61,066         30,101          *         30,000            109(5)
    Automated Inspection Systems         1995          --             --            --          --             --

Steven D. Evans                          1997     117,409            101          *          8,000         16,543(6)
    Chief Financial Officer and Vice     1996     105,791         35,101          *         10,000         12,730(6)
    President, Finance and               1995     102,019         30,101          *          4,500          2,638(6)
    Administration

Gary W. Kanegis                          1997     113,755            101          *         10,000         16,657(9)
    Vice President, Sales                1996     107,538         52,101(7)       *         10,000         45,398(9)
                                         1995     102,423         41,101(8)       *          5,000         26,146(9)

 ------------------
*Benefits and perquisites received totaled less than 10% of combined salary and bonus.

(1) Includes amounts deferred by the executive officers under the Company's Profit Sharing and 401(k) Plan.
(2) Consists of the following: $18,208, $14,168 and $3,600 contributed by the Company under its Profit Sharing and 401(k) Plan in 1997, 1996 and 1995, respectively; and term life insurance premiums of $2,358, $1,712 and $2,035 in 1997, 1996 and 1995, respectively.
(3) Consists of the following: $15,823, $12,668 and $2,100 contributed by the Company under its Profit Sharing and 401(k) Plan in 1997, 1996 and 1995, respectively; and term life insurance premiums of $2,084, $1,853 and $1,459 in 1997, 1996 and 1995, respectively.
(4) Includes reimbursed moving expenses of $29,520 and auto allowance of $5,400.
(5) Consists of the following: $889 contributed by the Company under its Profit Sharing and 401(k) Plan in 1997; and term life insurance premiums of $257 and $109 in 1997 and 1996, respectively.
(6) Consists of the following: $15,744, $12,266 and $2,205 contributed by the Company under its Profit Sharing and 401(k) Plan in 1997, 1996 and 1995, respectively; and term life insurance premiums of $799, $464 and $433 in 1997, 1996 and 1995, respectively.
(7)     Includes a $12,000 incentive bonus outside the Management Incentive
        Plan.
(8)     Includes a $9,000 incentive bonus outside the Management Incentive Plan.
(9) Consists of the following: $15,783, $12,514 and $2,046 contributed by the Company under its Profit Sharing and 401(k) Plan in 1997, 1996 and 1995, respectively; and term life insurance premiums of $874, $499 and $442 in 1997, 1996 and 1995, respectively; and phantom stock payment of $32,385 and $23,658 deferred from prior years in 1996 and 1995, respectively.


STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

        The following table sets forth certain information regarding options for the purchase of the Company's Common Stock that were awarded to the Company's
(a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers.

                        OPTION/SAR GRANTS IN FISCAL 1997

                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                                                               STOCK PRICE
                                                                               APPRECIATION
                                                                               FOR OPTION
                                INDIVIDUAL GRANTS                                 TERMS
--------------------------------------------------------------------------------------------------
       (a)             (b)            (c)             (d)          (e)          (f)         (g)
                    NUMBER OF
                    SECURITIES
                    UNDERLYING     % OF TOTAL
                     OPTIONS/       OPTIONS/
                       SARS       SARS GRANTED     EXERCISE OR
                     GRANTED     TO EMPLOYEES IN   BASE PRICE   EXPIRATION
      NAME             (#)        FISCAL YEAR        ($/SH)        DATE         5% ($)    10% ($)
------------------ ---------------- -----------------------  ----------------- -------------------
Thomas C. Madsen     20,000          13.5%           $17.00      5/06/07       $213,824   $541,872
Gordon Wicher        15,000          10.1%           $17.00      5/06/07       $160,368   $406,404
Scott L. Mathews     15,000          10.1%           $17.00      5/06/07       $160,368   $406,404
Steven D. Evans       8,000           5.4%           $17.00      5/06/07       $ 85,530   $216,749
Gary W. Kanegis      10,000           6.7%           $17.00      5/06/07       $106,912   $270,936


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                       SHARES                         OPTIONS AT FY-END (#)          AT FY-END($) (1)
                     ACQUIRED ON       VALUE      --------------------------  ---------------------------
      NAME           EXERCISE (#)   REALIZED($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
---------------------------------------------------------------------------------------------------------
Thomas C. Madsen            0               0        17,750        45,250        $ 86,650      $45,150
Gordon Wicher               0               0        11,875        30,625        $ 68,125      $34,375
Scott L. Mathews            0               0         7,500        37,500               0            0
Steven D. Evans         7,125        $118,306        10,125        19,250        $ 54,125      $29,250
Gary W. Kanegis         3,000        $ 57,490        18,250        21,750        $117,150      $33,250

----------
(1) The dollar values were calculated by determining the difference between the closing market price of the securities underlying the options at fiscal year end, September 30, 1997, and the exercise price of the options.


           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        With respect to fiscal 1997, the Compensation Committee, who are non-employee members of the Board of Directors, reviewed and assumed responsibility for oversight of the determination of the salary, incentive and stock option compensation for the executive officers of the Company. The two members of the Compensation Committee are not eligible to participate in any of the incentive compensation plans, but will receive nondiscretionary grants under the 1996 Employees' Stock Option Plan. Mr. Madsen makes recommendations to the members of the Compensation Committee regarding the compensation of the other executive officers of the Company, but does not participate in the determination of his own compensation. As used in this report, the term "Compensation Committee" refers to Messrs.
Frank and Shannon.

        It is the Company's policy to offer competitive compensation opportunities for its employees based on a combination of factors, including corporate performance, business unit performance and the individual's personal contribution to the business. With respect to fiscal 1997, the Compensation Committee did not consider or adopt compensation policies for the President that were different from the compensation policies considered and adopted for the executive officers as a group.

        There are three basic elements to executive officer compensation: base salary, management incentive compensation, and stock incentives in the form of stock options granted at market value.

        Base Salary

        In reaching the determinations concerning fiscal 1997 executive officer base salaries, the Compensation Committee considered the recommendations of the President, individual performance and the Company's financial performance. Among other factors, the recommendations of the President were based upon review of competitive compensation information published by the American Electronics Association, the Cascade Employers' Association, and information provided by an independent compensation consultant. In making his recommendations, the President compared the Company to a self-selected group of companies of similar size and considered compensation only for executives with similar job descriptions. Compensation recommendations were targeted to fall at the mid-point of the comparative group. The comparative group companies considered for compensation purposes are not the same as the peer companies utilized in the Stock Performance Graph included elsewhere herein because the President believes the Company's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare shareholder return.

        In addition to the recommendations of the President, the Compensation Committee considered its own assessment of the individual performance of the executives and its own subjective assessment of the Company's overall financial performance. There is no fixed relationship between base salary and corporate performance or between base salary and the competitive range of salaries that may be offered by competitive companies. The members of the Compensation Committee consider their business judgment in light of their experience to be an important factor in establishing executive compensation. After consideration of the foregoing factors, the Compensation Committee established an approximately
10.8 percent increase in base salary for Mr. Madsen and approved salary increases recommended for the other named executive officers averaging approximately 5.9 percent over prior base salary.

        Management Incentive Compensation

        The Company's bonus program, in the form of its Management Incentive Plan, is designed to tie executive compensation to the Company's performance. The program blends objective factors for funding the Management Incentive Plan with subjective evaluations of each participant's contributions to the success of the Company.


        Funding of the Management Incentive Plan bonus pool is based on three factors: (1) new bookings; (2) profitability; and (3) return on net assets. For each of these three factors, the Company establishes annual goals for the eligible group of executives and other employees. An amount equal to 10 percent of the salary pool is added to the bonus pool for each of the three factors if the Company achieves the maximum goals. Therefore, a maximum of 30 percent of the salary pool could be added to the bonus pool with respect to a particular fiscal year. If the Company attains a certain level of performance but does not reach the stated goal, an amount equal to the corresponding proportion of the salary pool will be added to the Management Incentive Plan bonus pool.

        The participants in the Management Incentive Plan are selected on the basis of perceived contribution to the success of the Company by the Compensation Committee upon the recommendation of the President. The amount of base salaries eligible for the Management Incentive Plan bonus pool for fiscal 1997 was $2,000,000. Therefore, the maximum amount that could have been allocated to the Incentive Plan was $600,000.

        The President makes recommendations to the Compensation Committee concerning distribution of the Management Incentive Plan bonus pool funds. The recommendations are based on the participants' contributions to the Company for the fiscal year, giving primary consideration to the same factors used in determining the funding of the Management Incentive Plan bonus pool.

        The Compensation Committee may amend, modify or approve the recommended distributions. In fiscal 1997, the Company's booked orders, profitability, and return on net assets did not meet the minimum level to qualify for funding of the Management Incentive Plan and, therefore, no bonuses were paid.

        Stock Incentive Compensation

        The Board of Directors believes that stock ownership by executive officers and key employees provides valuable incentives for such persons to benefit as the Company's Common Stock price increases and that stock option-based incentive compensation arrangements help align the interests of executives, employees and shareholders. To facilitate these objectives, the Board of Directors, since 1989, has granted stock options to executive officers and key employees through the 1996 Employees' Stock Option Plan (the "Plan").

        Pursuant to this Plan, 60 individuals were granted options during fiscal 1997 to purchase 148,450 shares at a price equal to fair market value at the date of grant. In determining the number of options granted to executive officers, the Board of Directors considered the person's opportunity to affect the share price of the Company's Common Stock, the level of the person's performance based on past performance and the anticipated incentive effect of the number of options granted. The grants provided that one-quarter of such options were to become exercisable one year from the date of grant and one-quarter on the anniversary date of the original grant in each of the Company's next three succeeding fiscal years. The options have a ten-year term. For additional information regarding stock option grants and exercises see the "Option/SAR Grants in Fiscal 1997," "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values," and "Summary Compensation" tables included elsewhere herein.

        Messrs. Frank and Shannon, and the other directors, believe that the policies and plans described above provide competitive levels of compensation and effectively link executive and shareholder interests. Moreover, the directors believe such policies and plans are consistent with the long-term investment objectives appropriate to the business in which the Company is engaged.

                     Respectfully submitted,

                     Harold R. Frank       Thomas C. Madsen     James H. Stanton
                     Edfred L. Shannon     Gordon Wicher        Glenn A. Waller

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Madsen, the President and Chief Executive Officer, is not a voting member but does participate as an ex officio member of the Compensation Committee. To the extent the responsibilities of the Compensation Committee were performed by the Board of Directors, each of Messrs. Wicher, Stanton and Waller, who are all both directors and executive officers of the Company, did not participate in the deliberations regarding executive officer compensation.


                             STOCK PERFORMANCE GRAPH



                                     [GRAPH]



        PEER GROUP CONSISTS OF: COGNEX CORP., DURIRON CO., INC., MTS SYSTEMS CORP., NORDSON CORP., THERMO ELECTRON CORP., BALDWIN TECHNOLOGY CO., INC., CEM CORP., IDEX CORP., PERCEPTRON, INC., FLIR SYSTEMS, INC., FIGGIE INTERNATIONAL, INC., FLOW INTERNATIONAL CORP., FMC CORP.

                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 4, 1997, with respect to the beneficial ownership of the Company's Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

                                              AMOUNT AND NATURE
            NAME AND ADDRESS OF                 OF BENEFICIAL         PERCENT OF
              BENEFICIAL OWNER                    OWNERSHIP              CLASS
           ---------------------------------------------------------------------
           Thomas C. Madsen                       504,571(1)             10.8
               150 Avery Street
               Walla Walla, Washington 99362
           Gordon Wicher                          228,281(1)              4.9
               150 Avery Street
               Walla Walla, Washington 99362
           Glenn A. Waller                        117,771(1)              2.5
               150 Avery Street
               Walla Walla, Washington 99362
           James H. Stanton                        124,092(1)             2.6
               150 Avery Street
               Walla Walla, Washington 99362
           Harold R. Frank                         234,750(1)             5.0
               6054 La Goleta
               Goleta, California  93117
           Edfred L. Shannon, Jr.                   63,750(1)             1.4
               1000 South Fremont Avenue
               Alhambra, California 91802
           John E. Pelo                            1,250                   *
               #6 Gatehouse Lane
               Sandy, Utah  84092
           Peter H. van Oppen                        0                     *
               Advanced Digital Information
                  Corporation
               P.O. Box 97057
               Redmond, WA  98073-9757
           James A. Frank                          298,927                6.4
               P.O. Box 6527
               Santa Barbara, Calif. 93160-6527
           Robert K. Frank                         430,000                9.2
               P.O. Box 202
               Los Alamos, California 93440
           Scott L. Mathews                         10,000(1)              *
               150 Avery Street
               Walla Walla, Washington 99362
           Steven D. Evans                          20,484 (1)             *
               150 Avery Street
               Walla Walla, Washington 99362

           Gary W. Kanegis                          21,757(1)              *
               150 Avery Street
               Walla Walla, Washington 99362
           Michael L. Shannon                      295,600(2)             6.3
               c/o The General Counsel
           Law Firm
               1000 South Fremont Avenue
               Alhambra, California 91803-1366
           Bruce L. Shannon                        247,000                5.3
               P.O. Box 6026
               Liberal, Kansas  67901
           Kathryn S. Johnson                      287,000                6.1
               c/o The General Counsel
           Law Firm
               1000 South Fremont Avenue
               Alhambra, California 91803-1366
           All executive officers and            1,344,690               28.7
           directors as a group (13
           persons)

------------------
*Less than one percent.

(1) Includes shares purchasable under options exercisable within 60 days in the following amounts:
        Gary W. Kanegis   18,250                   Edfred L. Shannon Jr.  8,750
        Steven D. Evans   10,125                   Harold R. Frank        8,750
        Thomas C. Madsen  17,750                   Gordon Wicher         11,875
        Scott L. Mathews   7,500                   James H. Stanton       4,500
        Glenn A. Waller    5,250

(2) Includes 20,400 shares owned by a trust, the beneficiaries of which are the children of Michael L. Shannon. Mr. Shannon disclaims beneficial ownership of these shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

        Based solely on the Company's review of the copies of such forms it received and written representations from reporting persons required to file reports under Section 16(a), to the Company's knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 1997 were complied with except Mr. Edfred L. Shannon, Jr. filed one late report with respect to the purchase of 35,000 shares.


                                     ITEM 2
                      RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1998.

Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

        Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1998 fiscal year.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.


                                 OTHER BUSINESS

        Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

        Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Restated Bylaws. For business to be properly brought before the 1998 Annual Meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on January 15, 1998. The notice to the Secretary must set forth as to each matter that the shareholder proposes to bring before the meeting: (a) a brief description of the business; (b) the shareholder's name and address as they appear on the Company's books; (c) the class and number of shares beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If he should determine that any matter has not been properly brought before the meeting, he will so declare at the meeting and any such matter will not be considered or acted upon.


                              SHAREHOLDER PROPOSALS

        To be eligible for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than September 7, 1998 by the Secretary of the Company at the Company's principal executive offices, 150 Avery Street, Walla Walla, Washington 99362.

                               -------------------

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                             Respectfully submitted,

                             By order of the Board of Directors,

                             /s/ GORDON WICHER
                             Gordon Wicher
                             Secretary



Dated:  January 5, 1998

                              KEY TECHNOLOGY, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  PLEASE        ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 4, 1998
  MARK,
  DATE,             The undersigned hereby appoints Thomas C. Madsen
   SIGN     and Gordon Wicher, and each of them, proxies with full
   AND      power of substitution, to represent and vote, as designated below,
  RETURN    on behalf of the undersigned, all shares which the undersigned may
   THIS     be entitled to vote at the Annual Meeting of Shareholders of KEY
  PROXY     TECHNOLOGY, INC. on February 4, 1998, and any adjournment or
  IN THE    postponement thereof. A majority of the proxies or substitutes
 ENCLOSED   present at the meeting, or if only one person shall be present then
 ENVELOPE   that one, may exercise all powers granted hereby.

            PROPOSAL TO ELECT JOHN E. PELO AND PETER H. VAN OPPEN AS DIRECTORS (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE OUT THAT NOMINEE'S NAME ABOVE.):

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

            PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR:

                  [ ] FOR     [ ] AGAINST      [ ] ABSTAIN
  P
            THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON
  R         THE ABOVE MATTERS, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL
            BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND FOR
  O         APPROVAL OF THE SELECTION OF AUDITORS. IN ADDITION, THE PROXIES MAY
            VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME
  X         BEFORE THE ANNUAL MEETING

  Y         _____________________________        Dated:___________________, 1998


            _____________________________
               Signature or Signatures

            Please sign above exactly as your name or names appear on this card. If more than one name appears, all should sign. Persons signing as executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title.